Summit Therapeutics Appoints Dr. Maky Zanganeh as
Co-CEO & President

Bob Duggan Remains Chairman of the Board of Directors and CEO

Menlo Park, California, July 26, 2022 - Summit Therapeutics Inc. (NASDAQ: SMMT) announces that Dr. Maky Zanganeh, DDS, MBA, has been appointed as Co-Chief Executive Officer & President, effective immediately. Dr. Zanganeh was formerly the Company’s Chief Operating Officer having served in that capacity since she joined the Company as an employee in November 2020 and remains a member of the Company’s Board of Directors.
“Maky defines what it means to be a great leader,” said Robert W. Duggan, Executive Chairman and Chief Executive Officer of Summit. “We have assembled a world-class leadership team here at Summit and have guided a group of accomplished executives into the next chapter of our growth. As we seek to expand our pipeline through business development activities, as well as chart the path forward with our current pipeline drug candidates, there is no one, exemplified by Maky’s past successes, that is better prepared to lead us through this journey. I am proud to serve alongside Maky and partner with her expertise as the co-leaders of this organization built with the purpose of improving the condition of overall human health.”
Prior to joining Summit, Dr. Zanganeh founded Maky Zanganeh and Associates in 2015, and from 2008 to 2015, she held multiple leadership positions at Pharmacyclics, Inc., culminating in her role as Chief Operating Officer. As COO of Pharmacyclics, she oversaw all clinical development, regulatory, research, and commercial functions in addition to all business-related matters. Dr. Zanganeh played a key role in the over $1 billion collaboration and license deal for ibrutinib with Janssen Biotech, Inc. in 2011, and the subsequent sale of Pharmacyclics to AbbVie Inc. for $21 billion in 2015. She is currently a board member for Pulse Biosciences, Inc. Dr. Zanganeh received her DDS from the Louis Pasteur University (France) and her MBA from Schiller International University (France).
Earlier this year, Dr. Zanganeh was an honored speaker at the United Nations’ 7th Anniversary of the February 11 Global Movement celebrating women and girls in science. Dr. Zanganeh was also named a "Top 10 Most Influential COOs of 2021" by Industry Era magazine. She earned the Fierce Biotech “Top Women in Biotech 2013” award and was a finalist for the Ernst & Young “Entrepreneur of the Year” award in 2013. She is also a published author, recently releasing her book entitled, The Magic of Normal.
“I am truly honored to be elevated to the Co-CEO role at Summit,” stated Dr. Zanganeh. “The trust shown in Bob and me by many of our former executives at past adventures to join us at Summit, combined with our new talented leaders working with us for the first time, speaks volumes as to the impact we can accomplish for patients. Our mission-driven culture to always consider how we can help patients in every decision that we make will ultimately guide us to making a meaningful difference in resolving high unmet needs in oncology and infectious diseases. I am humbled by the opportunity to co-lead our impressive group of accomplished executives and teammates as we seek to expand our pipeline and achieve this goal.”

Summit Therapeutics’ Mission Statement
To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, and successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner, and to engage commercialization and/or development partners when appropriate.

We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders.

About Summit Therapeutics
Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We are headquartered in Menlo Park, California, and we have additional offices in Oxford, UK, and Cambridge, UK.

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the

Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.